NEWS RELEASE

For Immediate Release
April 17, 2019

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces First Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.9 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $21.6 million and diluted earnings of $1.30 per share for the quarter ended March 31, 2019. For the first quarter of 2019, the Company achieved a return on assets of 1.76% and a return on tangible equity of 17.7%. In addition, reported net interest income increased $7.4 million (22.7%) from the quarter ended March 31, 2018, while net interest income exclusive of accretion from fair value adjustments from acquisitions increased $7.2 million (22.2%) from the quarter ended March 31, 2018.

Net Interest Income

The Company’s net interest income increased from $36.4 million during the fourth quarter of 2018 to $40.1 million during the first quarter of 2019. During the first quarter of 2019, the Company’s tax equivalent net interest income increased $3.6 million, or 10.0%, from $36.6 million for the fourth quarter of 2018 to $40.3 million for the first quarter of 2019. The acquisitions of Poage and Farmers Deposit accounted for $3.0 million of this increase. In addition, higher loan yields (22 basis points) increased net interest income by $1.1 million while higher average loan balances ($59.1 million) increased net interest income by $0.6 million. These increases were partially offset by an increase in rates paid on deposits ($0.5 million) and decreased income from deposits in depository institutions ($0.4 million). The Company’s reported net interest margin increased from 3.55% for the fourth quarter of 2018 to 3.66% for the first quarter of 2019. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 3.61% for the quarter ended March 31, 2019 and 3.50% for the quarter ended December 31, 2018.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.54% at December 31, 2018 to 0.43% at March 31, 2019. Total nonperforming assets decreased from $19.4 million at December 31, 2018 to $15.4 million at March 31, 2019. Excluded from this ratio are purchased credit-impaired loans for which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the Company’s initial expectations. Total past due loans decreased from $13.1 million, or 0.37% of total loans outstanding, at December 31, 2018 to $11.0 million, or 0.31% of total loans outstanding, at March 31, 2019.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for loan losses (“ALLL”), the Company recorded a recovery of loan loss provision of $0.8 million in the first quarter of 2019, compared to a provision for loan loss provision of $0.2 million for the comparable period in 2018 and a recovery of loan loss provision of $0.4 million for the fourth quarter of 2018. The recovery of loan loss provision recorded in the first quarter of 2019 reflects a general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits and a modest decline in loans outstanding from December 31, 2018. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $15.9 million for the first quarter of 2019 as compared to $14.5 million for the first quarter of 2018. During the first quarter of 2019, the Company realized a security gain of $0.1 million due to the call of a security and $0.1 million of unrealized fair value gains on the Company’s equity securities compared to $0.3 million of unrealized fair value gains on the Company’s equity securities in the first quarter of 2018. The Company’s portfolio of equity securities is comprised primarily of equity investments in community bank holding companies and perpetual preferred securities of national bank holding companies. As of April 17, 2019, the Company’s portfolio of community bank holding company equities consists primarily of the following: First National Corporation (FXNC) (4.0% ownership); Eagle Financial Services, Inc. (EFSI) (1.5% ownership); Summit Financial Corporation (SMMF) (<1% ownership); Potomac Bancshares, Inc. (PTBS) (<1% ownership). Exclusive of these gains, non-interest income increased from $14.2 million for the first quarter of 2018 to $15.8 million for the first quarter of 2019. This increase was largely attributable to an increase of $0.6 million, or 14.7%, in bankcard revenues and an increase of $0.5 million, or 6.7%, in service charges, with $0.4 million and $0.3 million, respectively, attributable to the acquisitions of Poage and Farmers Deposit. In addition, bank owned life insurance revenues increased $0.2 million due to death benefit proceeds received in the first quarter of 2019 and other income increased $0.2 million.

Non-interest Expenses

During the quarter ended March 31, 2019, the Company incurred an additional $0.3 million of acquisition and integration expenses associated with the acquisitions of Poage and Farmers Deposit. Excluding this expense, non-interest expenses increased $4.2 million (16.9% increase), from $24.9 million in the first quarter of 2018 to $29.2 million in the first quarter of 2019. This increase was primarily due to an increase in salaries and employee benefits of $2.0 million due primarily to the acquisitions of Poage and Farmers Deposit ($0.9 million) and annual salary adjustments ($0.7 million). In addition, other expenses increased $1.1 million, equipment and software related expenses increased $0.4 million and occupancy related expenses increased $0.3 million. These increases were primarily attributable to the acquisitions of Poage and Farmers Deposit.

Balance Sheet Trends

Loans decreased $28.3 million (0.8%) from December 31, 2018 to $3.56 billion at March 31, 2019. Commercial real estate loans decreased $18.8 million (1.3%), residential real estate loans decreased $9.7 million (0.6%), and home equity loans decreased $1.2 million (0.8%). These decreases were partially offset by an increase in commercial and industrial loans of $3.0 million (1.1%).

Total average depository balances increased $380.0 million, or 10.5%, from the quarter ended December 31, 2018 to the quarter ended March 31, 2019. This growth was primarily attributable to deposits acquired from Poage and Farmers Deposit ($472.0 million) that were outstanding for the entire quarter ended March 31, 2019, as compared to less than one month during the quarter ended December 31, 2018. Exclusive of this contribution, average time deposit balances increased $28.5 million, and average savings deposit balances increased $15.1 million. These increases were partially offset by lower noninterest-bearing demand deposit balances of $12.6 million.

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2019 was 21.2% compared to 20.5% for the year ended December 31, 2018, and 20.0% for the quarter ended March 31, 2018.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 88.0% and the loan to asset ratio was 72.4% at March 31, 2019. The Company maintained investment securities totaling 17.0% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 54.1% of assets at March 31, 2019. Time deposits fund 28.1% of assets at March 31, 2019, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio increased from 10.0% at December 31, 2018 to 10.4% at March 31, 2019. At March 31, 2019, City National Bank’s Leverage Ratio was 9.45%, its Common Equity Tier I ratio was 13.89%, its Tier I Capital ratio was 13.89%, and its Total Risk-Based Capital ratio was 14.36%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 27, 2019, the Board of Directors of the Company approved a quarterly cash dividend of $0.53 per share payable April 30, 2019, to shareholders of record as of April 15, 2019. On February 27, 2019, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common stock (approximately 6% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders. No time limit was placed on the duration of the share repurchase program. As part of this authorization, the Company terminated its previous repurchase program that was approved in September 2014. The Company had repurchased 888,243 shares under the 2014 program. During the quarter ended March 31, 2019, the Company repurchased 55,000 common shares at a weighted average price of $74.69. As of March 31, 2019, the Company could repurchase approximately 945,000 additional shares under the current program.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 97 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; (14) the expected cost savings and any revenue synergies from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may not be fully realized within the expected time frames; (15) the disruption from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may make it more difficult to maintain relationships with clients, associates, or suppliers; and (16) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2019 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2019 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Earnings
Net Interest Income (FTE)	$40,274	$36,625	$35,745	$33,760	$32,834
Net Income available to common shareholders	21,619	10,713	20,692	20,979	17,616

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.31	$0.68	$1.34	$1.36	$1.13
Diluted	1.30	0.68	1.33	1.35	1.13
Weighted average number of shares:
Basic	16,411	15,603	15,340	15,326	15,414
Diluted	16,429	15,618	15,358	15,345	15,436
Period-end number of shares	16,484	16,555	15,449	15,452	15,439
Cash dividends declared	$0.53	$0.53	$0.53	$0.46	$0.46
Book value per share (period-end)	37.57	36.29	33.14	32.60	31.86
Tangible book value per share (period-end)	30.18	28.87	28.08	27.53	26.78
Market data:
High closing price	$80.21	$77.94	$82.79	$78.44	$72.87
Low closing price	67.58	66.36	75.54	67.95	65.03
Period-end closing price	76.19	67.59	76.80	75.23	68.56
Average daily volume	54	66	54	60	56
Treasury share activity:
Treasury shares repurchased	55	69	7	10	204
Average treasury share repurchase price	$74.69	$72.89	$77.18	$69.26	$68.50

Key Ratios (percent)
Return on average assets	1.76%	0.96%	1.90%	2.00%	1.69%
Return on average tangible equity	17.7%	9.6%	18.9%	19.9%	16.7%
Yield on interest earning assets	4.46%	4.32%	4.25%	4.15%	4.05%
Cost of interest bearing liabilities	1.04%	1.00%	0.92%	0.76%	0.69%
Net Interest Margin	3.66%	3.55%	3.54%	3.52%	3.51%
Non-interest income as a percent of total revenue	28.3%	28.8%	30.7%	31.7%	30.7%
Efficiency Ratio	51.2%	47.6%	48.3%	50.7%	52.7%
Price/Earnings Ratio (a)	14.58	24.82	14.37	13.88	15.17

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.49%	12.05%	11.81%	11.88%	12.05%
Tangible equity to tangible assets	10.37%	10.01%	9.99%	9.90%	10.03%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.55%	15.07%	15.94%	15.49%	15.08%
Tier I	15.67%	15.20%	16.49%	16.05%	15.64%
Total	16.13%	15.69%	17.08%	16.65%	16.31%
Leverage	10.62%	11.36%	11.01%	11.13%	10.90%
City National Bank risk based capital ratios (b):
CET I	13.89%	13.05%	14.00%	13.26%	12.59%
Tier I	13.89%	13.05%	14.00%	13.26%	12.59%
Total	14.36%	13.55%	14.59%	13.87%	13.25%
Leverage	9.45%	9.81%	9.39%	9.24%	8.81%

Other
Branches	97	100	87	86	86
FTE	927	939	846	849	832

Assets per FTE	$5,305	$5,498	$5,226	$5,152	$5,048
Deposits per FTE	4,361	4,462	4,070	4,030	4,143

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) March 31, 2019 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Interest Income
Interest and fees on loans	$42,279	$37,973	$36,872	$34,292	$32,918
Interest on investment securities:
Taxable	5,689	5,023	4,216	4,117	3,981
Tax-exempt	779	729	701	710	703
Interest on deposits in depository institutions	186	623	940	61	42
Total Interest Income	48,933	44,348	42,729	39,180	37,644

Interest Expense
Interest on deposits	7,767	6,656	5,497	4,918	4,326
Interest on short-term borrowings	1,052	1,061	1,435	459	460
Interest on long-term debt	48	200	239	230	211
Total Interest Expense	8,867	7,917	7,171	5,607	4,997
Net Interest Income	40,066	36,431	35,558	33,573	32,647
(Recovery of) provision for loan losses	(849)	(400)	(27)	(2,064)	181
Net Interest Income After (Recovery of) Provision for Loan Losses	40,915	36,831	35,585	35,637	32,466

Non-Interest Income
Net gains on sale of investment securities	88	—	—	—	—
Unrealized gains (losses) recognized on securities still held	75	(1,246)	384	492	280
Service charges	7,321	7,921	7,598	7,323	6,862
Bankcard revenue	4,969	4,826	4,677	4,532	4,334
Trust and investment management fee income	1,642	1,737	1,579	1,645	1,568
Bank owned life insurance	1,016	734	813	722	821
Other income	814	734	702	897	627
Total Non-Interest Income	15,925	14,706	15,753	15,611	14,492

Non-Interest Expense
Salaries and employee benefits	15,243	14,017	13,576	13,551	13,241
Occupancy related expense	2,732	2,250	2,323	2,346	2,404
Equipment and software related expense	2,191	2,038	1,965	1,895	1,831
FDIC insurance expense	291	308	315	313	315
Advertising	869	530	808	849	787
Bankcard expenses	1,182	1,229	1,134	1,064	1,076
Postage, delivery, and statement mailings	624	527	537	515	578
Office supplies	386	313	364	329	313
Legal and professional fees	521	469	453	475	450
Telecommunications	726	401	408	441	500

Repossessed asset losses, net of expenses	216	207	156	112	370
Merger related expenses	250	13,015	242	—	—
Other expenses	4,180	2,874	2,759	3,021	3,072
Total Non-Interest Expense	29,411	38,178	25,040	24,911	24,937
Income Before Income Taxes	27,429	13,359	26,298	26,337	22,021
Income tax expense	5,810	2,646	5,606	5,358	4,405
Net Income Available to Common Shareholders	$21,619	$10,713	$20,692	$20,979	$17,616

Distributed earnings allocated to common shareholders	$8,661	$8,695	$8,109	$7,039	$7,023
Undistributed earnings allocated to common shareholders	12,772	1,928	12,382	13,729	10,398
Net earnings allocated to common shareholders	$21,433	$10,623	$20,491	$20,768	$17,421

Average common shares outstanding	16,411	15,603	15,340	15,326	15,414
Shares for diluted earnings per share	16,429	15,618	15,358	15,345	15,436

Basic earnings per common share	$1.31	$0.68	$1.34	$1.36	$1.13
Diluted earnings per common share	$1.30	$0.68	$1.33	$1.35	$1.13

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Assets
Cash and due from banks	$50,522	$55,016	$49,806	$43,466	$39,340
Interest-bearing deposits in depository institutions	93,328	67,975	256,104	222,058	84,438
Cash and cash equivalents	143,850	122,991	305,910	265,524	123,778

Investment securities available-for-sale, at fair value	755,081	723,254	563,003	552,603	545,628
Investment securities held-to-maturity, at amortized cost	55,326	60,827	57,812	60,030	62,277
Other securities	26,182	28,810	28,875	28,920	22,165
Total investment securities	836,589	812,891	649,690	641,553	630,070

Gross loans	3,559,322	3,587,608	3,146,697	3,155,468	3,137,681
Allowance for loan losses	(14,646)	(15,966)	(16,311)	(16,876)	(18,381)
Net loans	3,544,676	3,571,642	3,130,386	3,138,592	3,119,300

Bank owned life insurance	114,256	113,544	105,372	104,773	104,052
Premises and equipment, net	78,747	78,383	72,484	72,482	72,920
Accrued interest receivable	13,657	12,424	11,449	9,348	9,528
Net deferred tax assets	12,734	17,338	15,653	14,528	14,467
Intangible assets	121,790	122,848	78,215	78,342	78,468
Other assets	51,309	46,951	51,643	49,241	47,432
Total Assets	$4,917,608	$4,899,012	$4,420,802	$4,374,383	$4,200,015

Liabilities
Deposits:
Noninterest-bearing	$793,633	$789,119	$672,042	$684,614	$703,209
Interest-bearing:
Demand deposits	879,279	899,568	802,490	785,933	816,976
Savings deposits	988,182	934,218	821,390	817,547	816,245
Time deposits	1,381,913	1,352,654	1,147,709	1,133,684	1,110,532
Total deposits	4,043,007	3,975,559	3,443,631	3,421,778	3,446,962
Short-term borrowings
Federal Funds purchased	—	40,000	170,000	181,375	—
Customer repurchase agreements	194,683	221,911	220,124	196,635	195,375
Long-term debt	4,053	4,053	16,495	16,495	16,495
Other liabilities	56,624	56,725	58,526	54,346	49,306
Total Liabilities	4,298,367	4,298,248	3,908,776	3,870,629	3,708,138

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,215	169,555	140,450	140,091	140,547
Retained earnings	498,847	485,967	484,017	471,515	457,650
Cost of common stock in treasury	(91,589)	(87,895)	(136,783)	(136,520)	(137,420)
Accumulated other comprehensive loss:
Unrealized gain (loss) on securities available-for-sale	20	(8,611)	(18,244)	(13,918)	(11,486)
Underfunded pension liability	(5,871)	(5,871)	(5,033)	(5,033)	(5,033)
Total Accumulated Other Comprehensive Loss	(5,851)	(14,482)	(23,277)	(18,951)	(16,519)
Total Stockholders' Equity	619,241	600,764	512,026	503,754	491,877
Total Liabilities and Stockholders' Equity	$4,917,608	$4,899,012	$4,420,802	$4,374,383	$4,200,015

Regulatory Capital
Total CET 1 capital	$504,148	$492,526	$457,580	$444,869	$430,044
Total tier 1 capital	508,148	496,526	473,580	460,869	446,044
Total risk-based capital	523,053	512,801	490,307	478,255	464,936
Total risk-weighted assets	3,241,989	3,267,357	2,871,241	2,871,561	2,851,330

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Residential real estate (1)	$1,625,647	$1,635,338	$1,485,823	$1,472,916	$1,465,215
Home equity - junior liens	152,251	153,496	143,540	139,245	138,477
Commercial and industrial	289,327	286,314	213,815	213,687	204,592
Commercial real estate (2)	1,436,190	1,454,942	1,268,052	1,294,489	1,296,304
Consumer	52,483	51,190	31,869	31,137	29,570
DDA overdrafts	3,424	6,328	3,598	3,994	3,523
Gross Loans	$3,559,322	$3,587,608	$3,146,697	$3,155,468	$3,137,681

Construction loans included in:
(1) - Residential real estate loans	$22,635	$21,834	$17,628	$21,662	$26,610
(2) - Commercial real estate loans	56,282	37,869	24,110	28,567	30,857

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Allowance for Loan Losses
Balance at beginning of period	$15,966	$16,311	$16,876	$18,381	$18,836

Charge-offs:
Commercial and industrial	—	(9)	—	(385)	(339)
Commercial real estate	(45)	(20)	(74)	(118)	(157)
Residential real estate	(328)	(218)	(244)	(96)	(124)
Home equity	(46)	—	(108)	(33)	(78)
Consumer	(185)	(209)	(206)	(255)	(99)
DDA overdrafts	(625)	(725)	(704)	(636)	(636)
Total charge-offs	(1,229)	(1,181)	(1,336)	(1,523)	(1,433)

Recoveries:
Commercial and industrial	135	528	147	1,476	2
Commercial real estate	32	194	166	149	223
Residential real estate	75	92	116	53	106
Home equity	—	—	—	—	—
Consumer	97	36	25	59	46
DDA overdrafts	419	386	344	345	420
Total recoveries	758	1,236	798	2,082	797

Net charge-offs	(471)	55	(538)	559	(636)
(Recovery of) provision for loan losses	(849)	(400)	(27)	(2,064)	181
Balance at end of period	$14,646	$15,966	$16,311	$16,876	$18,381

Loans outstanding	$3,559,322	$3,587,608	$3,146,697	$3,155,468	$3,137,681
Allowance as a percent of loans outstanding	0.41%	0.45%	0.52%	0.53%	0.59%
Allowance as a percent of non-performing loans	119.9%	107.8%	142.1%	127.6%	189.9%

Average loans outstanding	$3,576,984	$3,252,939	$3,149,320	$3,138,146	$3,133,804
Net charge-offs (annualized) as a percent of average loans outstanding	0.05%	(0.01)%	0.07%	(0.07)%	0.08%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Nonaccrual Loans
Residential real estate	$3,263	$4,275	$3,029	$3,783	$3,331
Home equity	41	138	—	168	135
Commercial and industrial	1,526	1,676	818	863	1,063
Commercial real estate	7,282	8,461	7,599	7,707	5,061
Consumer	1	1	1	557	—
Total nonaccrual loans	12,113	14,551	11,447	13,078	9,590
Accruing loans past due 90 days or more	106	257	35	145	91
Total non-performing loans	12,219	14,808	11,482	13,223	9,681
Other real estate owned	3,186	4,608	4,259	3,636	3,912
Total non-performing assets	$15,405	$19,416	$15,741	$16,859	$13,593

Non-performing assets as a percent of loans and other real estate owned	0.43%	0.54%	0.50%	0.53%	0.43%

Past Due Loans
Residential real estate	$7,972	$9,991	$4,657	$5,998	$5,641
Home equity	720	1,275	468	583	616
Commercial and industrial	101	497	187	624	61
Commercial real estate	1,414	585	934	402	1,520
Consumer	264	295	39	34	21
DDA overdrafts	535	488	582	525	432
Total past due loans	$11,006	$13,131	$6,867	$8,166	$8,291

Total past due loans as a percent of loans outstanding	0.31%	0.37%	0.22%	0.26%	0.26%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$23,017	$22,863	$20,414	$20,424	$20,786
Home equity	3,013	3,025	2,941	3,156	3,015
Commercial and industrial	89	98	108	119	125
Commercial real estate	8,164	8,205	8,231	8,279	8,324
Consumer	—	—	—	—	—
Total accruing TDRs	$34,283	$34,191	$31,694	$31,978	$32,250

Non-Accruing
Residential real estate	$464	$658	175	$307	$256
Home equity	5	5	—	40	40
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$469	$663	$175	$347	$296

Total TDRs	$34,752	$34,854	$31,869	$32,325	$32,546

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,806,233	$20,451	4.59%	$1,683,388	$18,681	4.40%	$1,603,911	$16,479	4.17%
Commercial, financial, and agriculture (2)	1,715,524	20,845	4.93%	1,526,658	18,335	4.76%	1,496,817	15,608	4.23%
Installment loans to individuals (2), (3)	55,227	840	6.17%	42,893	745	6.89%	33,076	504	6.18%
Previously securitized loans (4)	***	144	***	***	212	***	***	327	***
Total loans	3,576,984	42,280	4.79%	3,252,939	37,973	4.63%	3,133,804	32,918	4.26%
Securities:
Taxable	714,413	5,689	3.23%	602,966	5,023	3.31%	536,714	3,981	3.01%
Tax-exempt (5)	102,375	986	3.91%	92,833	922	3.94%	91,722	890	3.94%
Total securities	816,788	6,675	3.31%	695,799	5,945	3.39%	628,436	4,871	3.14%
Deposits in depository institutions	72,723	186	1.04%	141,246	623	1.75%	29,648	42	0.57%
Total interest-earning assets	4,466,495	49,141	4.46%	4,089,984	44,541	4.32%	3,791,888	37,831	4.05%
Cash and due from banks	52,561			54,367			71,480
Premises and equipment, net	78,220			74,430			72,716
Goodwill and intangible assets	122,605			93,090			78,547
Other assets	195,954			181,249			167,174
Less: Allowance for loan losses	(16,182)			(16,780)			(19,420)
Total assets	$4,899,653			$4,476,340			$4,162,385

Liabilities:
Interest-bearing demand deposits	$886,833	$933	0.43%	$822,087	$787	0.38%	$782,499	$357	0.19%
Savings deposits	947,337	1,066	0.46%	846,162	802	0.38%	801,504	341	0.17%
Time deposits (2)	1,368,465	5,768	1.71%	1,208,415	5,067	1.66%	1,096,157	3,628	1.34%
Short-term borrowings	237,616	1,052	1.80%	263,022	1,060	1.60%	236,605	460	0.79%
Long-term debt	4,053	48	4.80%	14,743	200	5.38%	16,495	211	5.19%
Total interest-bearing liabilities	3,444,304	8,867	1.04%	3,154,429	7,916	1.00%	2,933,260	4,997	0.69%
Noninterest-bearing demand deposits	788,109			734,066			681,150
Other liabilities	55,372			48,553			46,426
Stockholders' equity	611,868			539,292			501,549
Total liabilities and
stockholders' equity	$4,899,653			$4,476,340			$4,162,385
Net interest income		$40,274			$36,625			$32,834
Net yield on earning assets			3.66%			3.55%			3.51%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$96			$221			$118

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$32	$57	$110
Commercial, financial, and agriculture	190	449	150
Installment loans to individuals	(6)	2	10
Time deposits	256	—	—
	$472	$508	$270

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Net Interest Income/Margin
Net interest income ("GAAP")	$40,066	$36,431	$35,558	$33,573	$32,647
Taxable equivalent adjustment	208	194	187	187	187
Net interest income, fully taxable equivalent	$40,274	$36,625	$35,745	$33,760	$32,834

Average interest earning assets	$4,466,495	$4,089,984	$4,005,067	$3,800,435	$3,791,888

Net Interest Margin	3.66%	3.55%	3.54%	3.56%	3.51%
Accretion related to fair value adjustments	(0.05)%	(0.05)%	(0.03)%	(0.04)%	(0.03)%
Net Interest Margin (excluding accretion)	3.61%	3.50%	3.51%	3.52%	3.48%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	12.59%	12.26%	11.58%	11.52%	11.71%
Effect of goodwill and other intangibles, net	(2.22)%	(2.26)%	(1.59)%	(1.61)%	(1.68)%
Tangible common equity to tangible assets	10.37%	10.01%	9.99%	9.90%	10.03%

Return on tangible equity ("GAAP")	17.67%	9.6%	18.92%	19.94%	16.66%
Impact of merger related expenses	0.16%	9.23%	0.29%	—%	—%
Return on tangible equity, excluding merger related expenses	17.84%	18.83%	19.21%	19.94%	16.66%

Return on assets ("GAAP")	1.76%	0.96%	1.90%	2.00%	1.69%
Impact of merger related expenses	0.02%	0.92%	0.02%	—%	—%
Return on Assets, excluding merger related expenses	1.78%	1.88%	1.92%	2.00%	1.69%

Effective Income Tax Rate
Effective tax rate ("GAAP")	21.20%	19.80%	21.30%	20.30%	20.00%
Impact of FIN 48 adjustments	—%	2.97%	—%	—%	—%
Effective tax rate, excluding FIN 48 adjustments	21.20%	22.80%	21.30%	20.30%	20.00%